Exhibit 5.1

[LETTERHEAD OF SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP]

December 27, 2007

Con-way Inc.

2855 Campus Drive, Suite 300

San Mateo, California 94403

Re:	Con-way Inc.
Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special counsel to Con-way Inc., a Delaware corporation (the “Company”), in connection with the public offering of $425,000,000 aggregate principal amount of the Company’s 7.25% Senior Notes due January 15, 2018 (the “Securities”), issuable pursuant to an indenture dated December 27, 2007 (the “Indenture”), between the Company and The Bank of New York Trust Company, N.A., as trustee (the “Trustee”). On December 27, 2007, the Company entered into an Underwriting Agreement (the “Underwriting Agreement”), with Goldman, Sachs & Co. (the “Underwriter”), relating to the sale by the Company to the Underwriter of the Securities.

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the “Securities Act”).

In connection with this opinion, we have examined and relied on originals or copies, certified or otherwise identified to our satisfaction, of the following:

(i)	the registration statement on Form S-3 (File No. 333-148234) of the Company, relating to the Securities and other securities of the Company filed on December 21, 2007 with the Securities and Exchange Commission (the “Commission”) under the Securities Act allowing for delayed offerings pursuant to Rule 415 of the General Rules and Regulations under the Securities Act (the “Rules and Regulations”), including the information deemed to be a part of the registration statement pursuant to Rule 430B of the Rules and Regulations (such registration statement, at the time it becomes effective, being hereinafter referred to as the “Registration Statement”);

Con-way Inc.

December 27, 2007

(ii)	the prospectus, dated December 21, 2007, which forms a part of and is included in the Registration Statement;

(iii)	the prospectus supplement, dated December 21, 2007, relating to the offering of the Securities;

(iv)	the term sheet containing the final terms of the Securities dated December 21, 2007, as filed with the Commission pursuant to Rule 433 of the Rules and Regulations;

(v)	the certificates evidencing the Securities;

(vi)	an executed copy of the Indenture;

(vii)	the certificate of Mark C. Thickpenny, Vice President and Treasurer of the Company, dated the date hereof, setting forth the terms of the Securities issued under the Indenture;

(viii)	an executed copy of the Underwriting Agreement;

(ix)	the Certificate of Incorporation of the Company, as certified by Gary Cullen, Deputy General Counsel and Assistant Secretary of the Company;

(x)	the Bylaws of the Company, as certified by Gary Cullen, Deputy General Counsel and Assistant Secretary of the Company; and

(xi)	resolutions of the Board of Directors of the Company, adopted September 22, 2007, as certified by Gary Cullen, Deputy General Counsel and Assistant Secretary of the Company.

We also have examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates and

Con-way Inc.

December 27, 2007

records of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified, conformed or photostatic copies, and the authenticity of the originals of such copies. In making our examination of executed documents, we have assumed that the parties thereto, other than the Company, had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties. We have also assumed that the execution and delivery by the Company of the Indenture and the Securities, as applicable, and the performance by the Company of its obligations thereunder do not and will not violate, conflict with or constitute a default under (i) any agreement or instrument to which the Company or any of its properties is subject, (ii) any law, rule, or regulation to which the Company or any of its properties is subject, (iii) any judicial or regulatory order or decree of any governmental authority or (iv) any consent, approval, license, authorization or validation of, or filing, recording or registration with any governmental authority. As to any facts material to the opinions expressed herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and others and of public officials.

The opinions set forth below are subject to the following further qualifications, assumptions and limitations:

(a) the validity or enforcement of any agreements or instruments may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally and by general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law);

(b) we do not express any opinion as to the applicability or effect of any fraudulent transfer, preference or similar law on the Securities; and

(c) to the extent any opinion relates to the enforceability of the choice of New York law and choice of New York forum provisions of any agreement or

Con-way Inc.

December 27, 2007

instrument, our opinion is rendered in reliance upon N.Y. Gen. Oblig. Law §§5-1401, 5-1402 (McKinney 2001) and N.Y. C.P.L.R. 327(b) (McKinney 2001) and is subject to the qualification that such enforceability may be limited by public policy considerations.

Our opinions set forth herein are limited to the Delaware corporate law and the laws of the State of New York that, in our experience, are applicable to transactions of the type covered by the Underwriting Agreement, the Indenture and the Securities and, to the extent that judicial or regulatory orders or decrees or consents, approvals, licenses, authorizations, validations, filings, recordings or registrations with governmental authorities are relevant, to those required under such laws (all of the foregoing being referred to as “Opined on Law”). We do not express any opinion with respect to the law of any jurisdiction other than Opined on Law or as to the effect of any such non-Opined on Law on the opinions herein. The opinions expressed herein are based on laws in effect as of the date hereof, which laws are subject to change with possible retroactive effect.

Based upon the foregoing and subject to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that the Securities have been duly authorized and executed by the Company, and when duly authenticated by the Trustee and issued and delivered by the Company against payment therefor in accordance with the terms of the Underwriting Agreement and the Indenture, the Securities will constitute valid and binding obligations of the Company entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also hereby consent to the reference to our firm under the caption “Legal Matters” in the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder. This opinion is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable law.

Very truly yours,

/s/ Skadden, Arps, Slate, Meagher & Flom LLP